UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 10, 2010 (November 7, 2010)

Protalix BioTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2 Snunit Street
Science Park, POB 455
Carmiel, Israel	20100
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +972-4-988-9488
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. (the “Company”) was held on November 7, 2010. At the meeting:
(1)	eight persons were elected to serve as directors of the Company; and
(2)	the shareholders ratified the appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), A member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
Set forth below, with respect to each such matter, are the number of votes cast for, number of votes cast against or withheld, as applicable, the number of abstentions and the number of broker non-votes.
(1)	Election of Directors

			Broker
	For	Withheld	Nonvotes

Zeev Bronfeld	37,820,831	3,087,283	6,679,555
David Aviezer, Ph.D., MBA	40,862,741	45,373	6,679,555
Yoseph Shaaltiel, Ph.D.	40,862,741	45,373	6,679,555
Alfred Akirov	40,847,941	60,173	6,679,555
Amos Bar Shalev	40,851,441	56,673	6,679,555
Yodfat Harel Gross	40,851,441	56,673	6,679,555
Roger D. Kornberg, Ph.D.	40,859,741	48,373	6,679,555
Eyal Sheratzky	40,830,841	77,273	6,679,555
(2)	Approval of Kesselman & Kesselman

For	Against	Abstain	Broker Nonvotes
47,511,896	68,378	7,395	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: November 10, 2010	By:	/s/ David Aviezer
		Name:	David Aviezer, Ph.D.
		Title:	President and Chief Executive Officer